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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement on Form S-4 and related Prospectus of Young Broadcasting Inc. for the registration of $90,000,000 of its 8 1/2% Senior Notes due 2008 and to the incorporation by reference therein of our report dated February 17, 2004 with respect to the consolidated financial statements and schedule of Young Broadcasting Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

New York, New York
May 20, 2004

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  Exhibit 23.1
Consent of Independent Auditors